EXHIBIT A


NAME OF SERIES AND CLASSES

ICON Bond Fund
      Class C
      Class I

ICON Core Equity Fund (formerly ICON Fund)
      Class C
      Class I

ICON Covered Call Fund
      Class C
      Class I

ICON Equity Income Fund
      Class C
      Class I

ICON Long/Short Fund
      Class C
      Class I




Dated:  September 1, 2002